EXHIBIT 99.1



                                  EXHIBIT 99.1

                        COMBINED FINANCIAL STATEMENTS OF

                       INTERNATIONAL BROADCAST CONSULTANTS
                         OF AMERICA, INC. AND AFFILIATE

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

       INTERNATIONAL BROADCAST CONSULTANTS OF AMERICA, INC. AND AFFILIATE

                                TABLE OF CONTENTS

                                                                          PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        EI-1

COMBINED FINANCIAL STATEMENTS                                             EI-2

   Balance Sheet                                                          EI-3

   Statements of Operations                                               EI-4

   Statements of Owners' Equity                                           EI-5

   Statements of Cash Flows                                               EI-6

   Notes to Financial Statements                                          EI-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders
International Broadcast Consultants of America, Inc. and Affiliate North Miami Beach, Florida

We have audited the accompanying combined balance sheet of International Broadcast Consultants of America, Inc. and Affiliate (the Company) as of December 31, 1998, and the related statements of operations, owners' equity and cash flows for the years ended December 31, 1998 and 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of International Broadcast Consultants of America, Inc. and Affiliate as of December 31, 1998, and the combined results of their operations, owners' equity and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the combined financial statements, the Company entered into an agreement to sell certain assets and business operations to 5th Avenue Channel Corp. effective January 4, 1999. The operations of the Company have been integrated with 5th Avenue Channel Corp., and the Company ceased operations as of that date.



Fort Lauderdale, Florida
October 12, 1999

       INTERNATIONAL BROADCAST CONSULTANTS OF AMERICA, INC. AND AFFILIATE

                             COMBINED BALANCE SHEET

                                DECEMBER 31, 1998

                               ASSETS
                               ------
Current Assets:
    Cash                                                        $ 40,381
    Accounts receivable                                           93,750
    Loans receivable - stockholder                                50,503
    Inventories                                                  312,265
                                                                --------
      Total current assets                                       496,899
                                                                --------

Property and Equipment, Net                                       44,429
                                                                --------

Other Assets:
    Informercial                                                 118,825
    Other                                                          7,752
                                                                --------
                                                                 126,577
                                                                --------
                                                                $667,905
                                                                ========

                   LIABILITIES AND OWNERS' EQUITY
                   ------------------------------

Current Liabilities:
    Accounts payable                                            $279,300
    Accrued expense                                               95,459
    Stockholder loans                                            106,024
                                                                --------
      Total current liabilities                                  480,783
                                                                --------

Minority Interest                                                100,000
                                                                --------

Commitments, Contingencies and Other Matters                           -

Owners' Equity:
    Common stock, 500 shares of $1.00 par value authorized,
      issued and outstanding                                         500
    Additional paid-in capital
                                                                     500
    Retained earnings                                             86,122
    Partners' capital                                                  -
                                                                --------
                                                                  87,122
                                                                --------
                                                                $667,905
                                                                ========

       INTERNATIONAL BROADCAST CONSULTANTS OF AMERICA, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                    1998             1997
                                                 -----------      -----------

Gross Revenue                                     $1,174,013       $2,507,758

Cost of Sales                                        928,947        1,929,344
                                                  ----------       ----------

Gross Margin                                         245,066          578,414
                                                  ----------       ----------

Operating Expenses
    Salaries                                         266,490          277,740
    Selling, general and administrative              667,511          288,777
                                                  ----------       ----------
                                                     934,001          566,517
                                                  ----------       ----------

Net Income (Loss) From Operations                   (688,935)          11,897
                                                  ----------       ----------

Other Income (Loss):
    Interest                                             513                -
    Termination proceeds:
      Distribution agreement                         363,887                -
      Joint venture                                  450,000                -
    Loss on psychic network investment               (40,750)               -
                                                  ----------       ----------
        Total                                        773,650                -
                                                  ----------       ----------

Net Income Before Taxes                               84,715           11,897

Provision for Income Taxes                            22,000            2,000
                                                  ----------       ----------

Net Income                                        $   62,715       $    9,897
                                                  ==========       ==========

       INTERNATIONAL BROADCAST CONSULTANTS OF AMERICA, INC. AND AFFILIATE

                      COMBINED STATEMENTS IN OWNERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                         COMMON STOCK     ADDITIONAL
                                                         ------------       PAID-IN    RETAINED    PARTNERS'
                                                       SHARES    AMOUNT     CAPITAL    EARNINGS     CAPITAL       TOTAL
                                                       ------    ------     -------    --------     -------       -----
Balance, December 31, 1996                               500      $500       $500     $13,510      $      -      $14,510

Year Ended December 31, 1997:
   Net income                                              -         -          -       9,897             -        9,897
                                                         ---      ----       ----     -------      --------      -------

Balance, December 31, 1997                               500       500        500      23,407             -       24,407

Year Ended December 31, 1998:
   Joint venture funding                                   -         -          -           -       100,000      100,000
   Minority interests                                      -         -          -           -      (100,000)    (100,000)
   Net income                                              -         -          -      62,715             -       62,715
                                                         ---      ----       ----      --------    --------      -------

Balance, December 31, 1998                               500      $500       $500     $86,122      $      -      $87,122
                                                         ===      ====       ====     =======      ========      =======

       INTERNATIONAL BROADCAST CONSULTANTS OF AMERICA, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                         1998           1997
                                                                         ----           ----
Cash Flows from Operating Activities:
    Net income                                                         $  62,715      $   9,897
    Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
        Depreciation                                                      10,765          1,036
        Changes in operating assets and liabilities:
           (Increase) decrease in:
             Accounts receivable, net                                    232,153       (176,983)
             Inventories                                                (156,723)       (79,605)
             Prepaid expenses and other assets                            54,440        (52,281)
           (Decrease) increase in:
             Accounts payable                                           (108,806)       228,833
             Accrued expenses                                             25,256         67,656
                                                                       ---------      ---------
               Net cash provided by (used in) operating activities       119,800         (1,447)
                                                                       ---------      ---------

Cash Flows from Investing Activities:
    Purchases of property and equipment                                  (51,048)        (5,182)
    Loan to stockholder                                                  (50,503)             -
    Informercial costs                                                  (118,825)             -
                                                                       ---------      ---------
               Net cash used in investing activities                    (220,376)        (5,182)
                                                                       ---------      ---------

Cash Flows from Financing Activities:
    Joint venture capital contribution                                   100,000              -
    Stockholder loans                                                          -        134,123
    Payments on stockholder loans                                              -        (90,800)
               Net cash provided by investing activities                 100,000         43,323
                                                                       ---------      ---------

Net Increase (Decrease) in Cash                                             (576)        36,694

Cash, Beginning                                                           40,957          4,263

Cash, Ending                                                           $  40,381      $  40,957
                                                                       =========      =========

Supplemental Disclosure of Cash Flow Information:
    Cash paid for taxes                                                $  22,000      $   2,547
                                                                       =========      =========

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF COMBINATION

             The financial statements have been combined to present the aggregate financial position and results of operations of the following entities:

             o  International Broadcast Consultants of America, Inc.
             o  Gary Null Joint Venture

             All significant intercompany transactions and balances have been eliminated.

         BUSINESS

             International Broadcast Consultants of America, Inc. (the "Company" or "IBC") is a marketer and distributor of consumer goods and products primarily through the media of cable television. The Company specializes in marketing new or innovative products. The Company was incorporated in Florida on March 20, 1995.

             Gary Null Joint Venture ("JV") was established in 1998 for the purpose of developing, promoting and marketing certain products developed by Gary Null.

         SUBSEQUENT SALE OF BUSINESS

             The Company entered into an agreement in May 1999, with an effective date of January 4, 1999, to sell certain assets and business operations including the Gary Null Joint Venture, to 5th Avenue Channel Corp. ("5th Avenue"), in exchange for 300,000 shares of 5th Avenue common stock and $450,000 in cash. The operations of IBC were integrated with 5th Avenue effective January 4, 1999, and the Company ceased operations (see Note 8).

         INVENTORIES

             Inventories are stated at the lower of cost or market; cost being determined on a first-in, first-out basis. An allowance has been established for non-salable items.

         PROPERTY AND EQUIPMENT

             Property and equipment are stated at cost. Depreciation is computed on the straight-line method. Estimated useful lives of assets are 5 to 10 years.

             At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF. The Company made no adjustments to the carrying values of the assets during the year ended December 31, 1998.

         REVENUE RECOGNITION

             Revenue is recognized when goods are shipped or in the case of drop ship sales, when the goods are invoiced. Revenue is reduced for estimated customer returns and allowances.

         INCOME TAXES

             The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES," which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         ADVERTISING

             Advertising costs are charged to expense as incurred. Advertising expense was $197,509 and $22,463 for the years ended December 31, 1998 and 1997, respectively.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATIONS OF CREDIT RISK

             Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable.

             CASH
             At various times during the year, the Company had deposits in financial institutions in excess of the federally insured limits.

             ACCOUNTS RECEIVABLE
             The Company does business and extends credit based on an evaluation of the customers' financial condition generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

         RECENT ACCOUNTING PRONOUNCEMENTS

             In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "REPORTING COMPREHENSIVE INCOME". SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS No. 130 is effective for periods beginning after December 15, 1997. The Company adopted this new accounting standard in 1998, and the adoption had no effect on the Company's financial statements and disclosures.

             In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 137, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133," has deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000.

             Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

NOTE 2.  PROPERTY AND EQUPMENT

                                                       1998
                                                       ----
          Furniture and equipment                    $42,099
          Leasehold improvements                      13,095
                                                     -------
                                                      55,194
          Less accumulated depreciation               10,765
                                                     -------
                                                     $44,429
                                                     =======

NOTE 3.  RELATED PARTY TRANSACTIONS

             The Company has borrowed and loaned funds to its stockholders in the normal course of operations. The stockholder loans have no specific repayment terms and are due on demand. Interest is 10% per annum.

             Interest expense on the stockholder loans was $9,639 and $7,523 for the years ended December 31, 1998 and 1997, respectively.

NOTE 4.  JOINT VENTURES

         GARY NULL JOINT VENTURE

             Assets consist principally of production costs totaling approximately $119,000 for an infomercial. These costs associated with production of the infomercial have been capitalized. The cost will be amortized over the estimated life from the revenue derived from this infomercial once it begins to air. The infomercial has not aired as of October 12, 1999.

             An unrelated third party (`Investor") entered into an Equity Participation Agreement ("Joint Venture") with IBC on future sales derived from the infomercial. The investor invested $100,000 for an 8% ownership interest in the Gary Null Joint Venture. The investor is to receive 8% of the future sales revenue generated for the Gary Null infomercial entitled, "Reversing The Aging Process." IBC has guaranteed the return of the investor's $100,000 investment.

             IBC sold the Company's equity in the joint venture as part of the sale of its assets and business operations to 5th Avenue Channel Corp. effective January 4, 1999 (see Note 1). Subsequently, 5th Avenue Channel Corp. entered into a distributing agreement with a distribution company to complete the infomercial and market the joint venture's products. There is a revenue sharing agreement for the joint venture.

NOTE 5.  INCOME TAXES

             Significant components of the provision for income taxes for the years ended December 31, 1998 and 1997 attributable to continuing operations are as follows:

                                                      1998          1997
                                                      ----          ----
           Current:
             Federal                                 $17,000        $1,800
             State and local                           5,000           200
                                                     -------        ------
                                                     $22,000        $2,000
                                                     =======        ======

             The net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes. There were no significant deferred tax assets or liabilities at December 31, 1998.

NOTE 6.  RETIREMENT PLAN

             The Company established a Money Purchase Plan (the "Plan") during 1998. The Plan is a defined contribution plan and covers all full-time employees. Employees are eligible for the Plan after completion of one year of service. The Company is required to contribute to the Plan 6.5% of compensation to employees, 10% of compensation for working spouses of owner employees, and 25% of compensation for owner employees. The Plan does not require or permit employee contributions. The Plan has a graded vesting schedule. Employees become 100% vested after six years of service. The contribution to the Plan for the year ended December 31, 1998 was $24,000.

NOTE 7.  COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

             In 1998, the Company entered into a lease agreement, expiring May 2003, for office space. The lease requires annual lease payments of $60,750 in the first year of the lease up to $78,750 in the final year of the lease. The Company incurred approximately $30,000 and $9,500, during 1998 and 1997, respectively, in rent expense. The lease has been assumed by 5th Avenue.

         MAJOR CUSTOMERS

             The Company derived 78% and 41% of its revenue from two customers for the years ended December 31, 1998 and 1997, respectively.

         LITIGATION

             The Company is involved in certain litigation matters arising in the ordinary course of business. In the opinion of management, any liabilities resulting from such matters would not be material in relation to the Company's financial position.

NOTE 8.  OTHER INCOME AND LOSSES

         The Company has received income from settlements during 1998. The Company received $450,000 in capital contributions from an entity that was going to invest in certain IBC products, and the Company and the entity were going to establish joint ventures and share revenues on these products. The entity failed to fund the additional amounts pursuant to the agreement and entered into a settlement agreement in which it forfeited its $450,000 contribution.

         During 1998, the Company terminated its right to distribute the Cosmopolitan Virtual Makeover Kit for $250,000 and 20,000 units of the product. The proceeds received, net of costs equaled approximately $364,000.

         The Company spent approximately $41,000 to develop an infomercial for a psychic network. During 1998, the Company decided not to pursue this project and expensed the costs incurred to that point.

NOTE 9.  YEAR 2000 (UNAUDITED)

             The Company recognizes the need to ensure its operations will not be adversely impacted by year 2000 software failures. Software failures due to processing errors potentially arising from calculations using the year 2000 date are a known risk. The Company is addressing this risk to the availability and integrity of financial systems and the reliability of operational systems. The Company has evaluated the risk associated with this problem and expects to be fully compliant by the end of 1999.